EXHIBIT 99.1

NEWS RELEASE – For Immediate Dissemination

Body and Mind Reports Q3 FY2022 Financial Results

Las Vegas, NV and Vancouver, B.C., Canada (June 21, 2022) – Body and Mind Inc. (CSE: BAMM, OTCQB: BMMJ) (the “Company” or “BaM”), a multi-state US cannabis operator, is pleased to report its financial results for the third fiscal quarter ended April 30, 2022.

Q3 FY2022 Financial Summary (results expressed in USD$ unless otherwise indicated):

•	Reported Q3 FY2022 revenue of $7.88 million, a 10% increase over Q3 FY2021 revenue of $7.16 million;
•	Q3 FY2022 Gross profit of $2.91 million;
•	Q3 FY2022 Net Operating Loss of $1.34 million;
•	Q3 FY2022 Net Loss of $2.46 million;
•	Basic and Diluted loss per share of $0.02;
•	Adjusted EBITDA loss of 0.78 million*;
•	Inventory of $4.32 million as of April 30, 2022;
•	At April 30, 2022, BaM had $3.71 million in cash and a working capital surplus of $2.42 million;
•	Total Assets were $52.99 million, Total Current Liabilities were $9.44 million and Total Liabilities were $22.70 million at April 30, 2022;
•	113,349,464 shares of common stock outstanding as of April 30, 2022 (113,349,464 as of June 20, 2022).

Operational Milestones for Q3 FY2022:

California:

•	Amended definitive agreement for the acquisition of the Seaside dispensary to have $1.25 million of the purchase price switched from cash to common stock (see June 21, 2022 press release);
•	The Company took over management of Seaside dispensary operations effective December 1, 2021;
•	Local and state approval of change in ownership of the Seaside dispensary licenses received;
•	Received state licenses for a manufacturing and distribution facility in development stage with local approvals previously received.

Ohio:

•	Increased production capacity and received approval to use the kitchen at the Ohio production facility;
•	Body and Mind branded extract products sold through wholesale on Ohio dispensary shelves with an expanded product line in progress;
•	Secured high quality biomass for extract products to produce shatter, sugar and live resin offerings.

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Arkansas:

•	Received first concentrate extracts from third-party extractor using Body and Mind biomass;
•	Cultivation operations achieved steady state of operations with flower and extracted product sales through wholesale to other dispensaries and sales in the attached Body and Mind dispensary.

Michigan:

•	Expended brands and offerings at the Body and Mind dispensary in Muskegon;
•	Paused the Manistee cultivation and production facility construction for evaluation.

Illinois

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The Company has management agreements with two entities that have been identified in the Illinois Department of Financial and Professional Regulation (IDFPR) results of the Social Equity Justice Lottery as recipients of Conditional Adult-Use Cannabis Dispensary Licenses (Conditional Licenses) in the greater Chicago-area BLS region;

•	Final license awards by the Illinois Department of Financial and Professional Regulation (IDFPR) anticipated on or before July 22, 2022 as outlined by a June 10th IDFPR press release;
•	Identified and advanced real estate opportunities for dispensary locations.

“Our team continues to expand retail and wholesale operations as our newer facilities in Ohio, Arkansas and Michigan ramp up with increased product offerings,” stated Michael Mills, CEO of Body and Mind. “Our Arkansas cultivation has reached a steady state and our perpetual harvest and innovative craft cannabis strains have driven increased visits to our dispensary as well as growing our wholesale operations. We applaud the recent announcement that winning dispensary licenses in Chicago will be released in late July and look forward to bringing our retail expertise to the important Illinois market. Our most recent quarter saw an impact on earnings from our previous Michigan construction expenses as well as a dip in margins due to systemic economic impacts. Our recent debt extension and reduced cash payment for the Seaside acquisition provide flexibility as we plan for future expansion and we are excited to continue to expand our wholesale Body and Mind products and retail locations across new markets.”

*Adjusted EBITDA is a Non-GAAP metric used by management that does not have any standardized meaning prescribed by U.S. GAAP and may not be comparable to similar measures presented by other companies. Management defines the Adjusted EBITDA as the income (loss) from operations, as reported, before interest, taxes, and adjusted for removing other non-cash items, including the stock-based compensation expense, depreciation, and further adjustments to remove acquisition related costs or gains. Management believes Adjusted EBITDA is a useful financial metric to assess its operating performance on a cash adjusted basis before the impact of non-cash items and acquisition activities. The most comparable financial measure calculated and presented in accordance with U.S. GAAP is net income (loss) from operations, which was presented above prior to the Adjusted EBITDA figure.

The unaudited condensed consolidated interim financial statements for the quarter ended April 30, 2022 are available on SEDAR and EDGAR and should be read in connection with this news release.

The Company will be holding an earning call on Tuesday June 21, 2022 at 5:00 p.m. Eastern

Conference Call Participant Details

Confirmation #: 30671046

Local: Toronto: 416-764-8659

North American Toll Free: 1-888-664-6392

Encore Replay

Encore Replay Local: (+1) 416 764 8677

Encore Replay North American Toll Free: (+1) 888 390 0541

Encore Replay Entry Code: 671046 #

Encore Replay Expiration Date: 06/28/2022

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About Body and Mind Inc.

BaM is an operations focused US multi-state cannabis operator investing in high quality medical and recreational cannabis cultivation, production and retail.

BaM continues to expand operations in Nevada, California, Arkansas, Ohio and Michigan and is dedicated to increasing shareholder value by focusing time and resources on improving operational efficiencies, facility expansions, state licensing opportunities as well as mergers and acquisitions.

Our wholly owned Nevada subsidiary was awarded one of the first medical marijuana cultivation licenses and holds cultivation and production licenses. BaM products include dried flower, edibles, oils and extracts as well as GPEN Gio cartridges. BaM cannabis strains have won numerous awards including the 2019 Las Vegas Weekly Bud Bracket, Las Vegas Hempfest Cup 2016, High Times Top Ten, the NorCal Secret Cup and the Emerald Cup.

Please visit www.bodyandmind.com for more information.

Instagram:@bodyandmindBaM

Twitter: @bodyandmindBaM

For further information, please contact:

Investor Relations

Jonathan Paterson

+1 475 477 9401

Jonathan.Paterson@Harbor-Access.com

Company Contact:

Michael Mills

CEO

Tel: 800-361-6312

ir@bodyandmind.com

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Neither the Canadian Securities Exchange nor its Market Regulator (as that term is defined in the policies of the Canadian Securities Exchange) accepts responsibility for the adequacy or accuracy of this release.

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of activities, variations in the underlying assumptions associated with the estimation of activities, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company’s ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.

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